Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of GeoPharma, Inc. on Form S-4 of our report dated June 9, 2006, relating to the consolidated financial statements of GeoPharma, Inc. and Subsidiaries for the years ending March 31, 2006 and 2005.

We also consent to the reference to our Firm under the caption “Experts” in said Registration Statement.

/s/ Brimmer, Burek & Keelan LLP
Brimmer, Burek & Keelan LLP
Tampa, Florida
May 14, 2007